UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 26, 2015
QEP MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-36047	80-0918184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828
(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Certain Officers.

QEP Midstream Partners, LP (the “Partnership”) announced the appointment of Don Sorensen, age 47, as Vice President, Operations of QEP Midstream Partners GP, LLC, effective February 26, 2015. In this role, Mr. Sorensen will assume responsibility for the Partnership’s operations. This appointment replaces Keith Casey who has served as Vice President, Operations since December 2, 2014. Mr. Casey will continue to serve on the board of directors of our general partner, QEP Midstream Partners GP, LLC.

Mr. Sorensen’s compensation is provided by Tesoro Corporation (“Tesoro”) and the general partner of Tesoro Logistics LP (“TLLP”) and he is not expected to receive any compensation from the Partnership. Responsibility and authority for compensation-related decisions for Mr. Sorensen will reside with the compensation committee of the board of directors of Tesoro and the Chairman and the independent directors on the board of directors of the general partner of TLLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: March 4, 2015

QEP MIDSTREAM PARTNERS, LP
By:	QEP Midstream Partners GP, LLC
Its general partner

By:	/s/ CHARLES S. PARRISH
Charles S. Parrish
Vice President, General Counsel and Secretary

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